Exhibit 99.1

Marinus Pharmaceuticals Reports Preliminary Fourth Quarter and Full Year 2023 ZTALMY® Net Product Revenue and Provides Business Update

●	ZTALMY® (ganaxolone) Q4 2023 preliminary net product revenue of between $6.5 and $6.7 million; full year 2023 preliminary net product revenue of between $19.5 and $19.7 million
●	Projected full year 2024 U.S. ZTALMY net product revenue of between $32 and $34 million
●	Over 90% of patients required for the interim analysis are now enrolled in the RAISE trial
●	TrustTSC trial enrollment now over 70%; enrollment completion anticipated by end of Q1 and topline data anticipated in Q3 2024
●	Cash runway projected into Q4 2024 with preliminary unaudited cash, cash equivalents and short-term investments of $150.3 million as of December 31, 2023

RADNOR, Pa. – January 4, 2024 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today reported business highlights and preliminary U.S. ZTALMY® net product revenue for the fourth quarter and year ended December 31, 2023.

“Our commercial strategy and deep understanding of the epilepsy and rare disease space continues to drive increasing adoption of ZTALMY, establishing a strong foundation for the future of the franchise and positioning us to generate robust growth in the year ahead,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “We expect 2024 will be another pivotal year for Marinus with two Phase 3 data readouts anticipated, beginning with topline data from the RAISE trial of IV ganaxolone in refractory status epilepticus in the second quarter followed by the TrustTSC study readout in tuberous sclerosis complex in the third quarter. We have an opportunity to address significant unmet needs in patients with refractory seizure disorders and remain committed to developing potentially lifesaving treatments.”

ZTALMY®

●	Continued to execute U.S. commercial launch of ZTALMY® (ganaxolone) oral suspension CV, resulting in preliminary unaudited net product revenue of between $6.5 and $6.7 million for the fourth quarter of 2023 and between $19.5 and $19.7 million for the fiscal year ended December 31, 2023
●	Continued growth in commercial patients with more than 165 patients active on therapy at the end of 2023
●	Full year 2024 projected U.S. ZTALMY net product revenues of between $32 and $34 million
●	Orion Corporation continues to prepare for commercial launches of ZTALMY in select European countries in 2024

Pipeline Update

Status Epilepticus

●	Over 90% of the 82 patients required for an interim analysis are now enrolled in the Phase 3 RAISE trial of intravenous (IV) ganaxolone in refractory status epilepticus (RSE)

o	Continue to expect enrollment for the interim analysis to conclude in the first quarter of 2024 with topline data anticipated in the second quarter of 2024, assuming pre-defined stopping criteria for the interim analysis are met
●	To date, 26 patients with super refractory status epilepticus (SRSE) have been treated with IV ganaxolone under eINDs

Ganaxolone development in the RAISE trial is being funded in part by the Biomedical Advanced Research and Development Authority (BARDA), part of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, under contract number 75A50120C00159.

Tuberous Sclerosis Complex

●	Over 70% of the 128 patients required in the global Phase 3 TrustTSC trial of oral ganaxolone are now enrolled with expected enrollment completion by the end of Q1 2024; total blinded discontinuation rates to date remain below 10%
o	Topline data anticipated in Q3 2024

Financial Update

●	Preliminary unaudited cash, cash equivalents, and short-term investments of $150.3 million as of December 31, 2023; expected to fund the Company’s operating expenses, capital expenditure requirements, and maintain the minimum cash balance of $15 million required under the Company’s debt facility into the fourth quarter of 2024

The preliminary fourth quarter and full-year 2023 net product revenue results and cash, cash equivalents, and short-term investments included in this release were calculated prior to the completion of an audit by the Company’s independent registered public accounting firm and are therefore subject to adjustment.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company first introduced FDA-approved prescription medication ZTALMY® (ganaxolone) oral suspension CV in the U.S. in 2022 and continues to invest in the potential of ganaxolone in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information about Marinus visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our commercialization and marketing plans for ZTALMY; our net product revenue guidance; the potential benefits ZTALMY will provide for physicians and patients; statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; our expected data readouts; our expected cash runway; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our financial projections; the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; and the company’s ability to obtain additional funding to support its clinical development and commercial programs. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investors

Jim DeNike

Senior Director, Investor Relations

Marinus Pharmaceuticals, Inc.

jdenike@marinuspharma.com

Media

Molly Cameron

Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com